EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Exxon Mobil Corporation Registration Statements on:

Form S-3	(No. 33-8922)	—	Guaranteed Debt Securities of SeaRiver Maritime Financial Holdings, Inc. (formerly Exxon Shipping Company);

Form S-3	(No. 333-167787)	—	XTO Energy Inc. 2004 Stock Incentive Plan;

Form S-8	(Nos. 333-101175,	—	1993 Incentive Program of Exxon Mobil Corporation;
333-38917,
33-51107
and 333-75659)

Form S-8	(Nos. 333-145188	—	2003 Incentive Program of Exxon Mobil Corporation;
and 333-110494)

Form S-8	(Nos. 333-72955	—	ExxonMobil Savings Plan;
and 333-166576)

Form S-8	(No. 333-117980)	—	2004 Non-employee Director Restricted Stock Plan;

Form S-8	(No. 333-164620)	—	Post-effective amendment no. 1 on Form S-8 to Form S-4 relating to XTO Energy Inc. 1998 Stock Incentive Plan and 2004 Incentive Plan

of our report dated February 25, 2011, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

February 25, 2011